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                                                                  Exhibit (8)(c)

                                 AMENDMENT NO. 1
                        ADMINISTRATIVE SERVICES AGREEMENT

     The Administrative Services Agreement (the "Agreement"), dated October 12, 1999, by and among Security Equity Life Insurance Company ("INSURER") and A I M Advisors, Inc. ("AIM"), is hereby amended as follows:

     Section E of Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

         "E.      FUND-RELATED CONTRACT OWNER SERVICES

                  INSURER agrees to print and distribute, in a timely manner, prospectuses, statements of additional information, supplements thereto, periodic reports and any other materials of the Fund required by law or otherwise to be given to its shareholders, including, without limitation, Contract owners investing in Portfolio shares, provided, that with respect to proxy materials, INSURER shall bear the expenses associated with (i) text composition, printing, mailing, distributing, and tabulating proxy materials, including voting instruction solicitation materials, sent to policy owners with respect to proxy solicitations related to the Account or related to matters requested by INSURER and agreed to by the Fund, (ii) making typesetting and other customization changes to Fund proxy materials, which changes are requested by INSURER and agreed to by the Fund, and (iii) mailing and distributing Fund proxy materials. INSURER further agrees to provide telephonic support for Contract owners, including, without limitation, advice with respect to inquiries about the Fund and each Portfolio thereof (not including information about performance or related to sales), communicating with Contract owners about Fund (and Separate Account) performance, and assisting with proxy solicitations, specifically with respect to soliciting voting instructions from Contract owners."

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 3, 2000
                                          SECURITY EQUITY LIFE INSURANCE COMPANY

Attest: /s/ Christopher A. Martin         By: /s/ Deborah N. Barstow
        ---------------------------           ------------------------------

Name:   Christopher A. Martin             Name:  Deborah N. Barstow

Title:  Secretary & General Counsel       Title: Treasurer & Controller

(SEAL)

                                          A I M ADVISORS, INC.

Attest: /s/  Nancy L. Martin              By: /s/ Robert H. Graham
        ---------------------------           ---------------------
Name:   Nancy L. Martin                   Name:   Robert H. Graham
Title:  Assistant Secretary               Title:  President

(SEAL)


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